Exhibit 5.1

LION GROUP HOLDING LTD.	D + 852 3656 6011
Ogier Global (Cayman) Limited	E lin.han@ogier.com
89 Nexus Way, Camana Bay
Grand Cayman KY1-9009
Cayman Islands	Ref: 172158.00008/LHJ

28 March 2023

LION GROUP HOLDING LTD. (the Company) – Exhibit 5.1

We have acted as Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-3 filed by the Company on 3 March 2023, including all amendments or supplements thereto (the Registration Statement), with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (as amended, the Act). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the Prospectus) of the following securities (Securities):

(I)	up to US$200,000,000 of its Securities to be issued and sold by the Company from time to time listed below:

(i)	Class A ordinary shares of the Company of par value US$0.0001 each (the Ordinary Shares) or Ordinary Shares in the form of American Depositary Shares, or ADSs;

(ii)	preferred shares of the Company of par value US$0.0001 each (the Preferred Shares) or Preferred Shares in the form of ADSs;

(iii)	debt securities (the Debt Securities) to be issued pursuant to the applicable indenture, purchase agreement or similar agreement to be entered into by the Company (the Debt Document);

Ogier
British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg
practitioners

Floor 11 Central Tower
28 Queen’s Road Central	Partners
Central	Nicholas Plowman
Hong Kong	Nathan Powell	Justin Davis
	Anthony Oakes	Florence Chan
	Oliver Payne	Lin Han
T +852 3656 6000	Kate Hodson	Cecilia Li
F +852 3656 6001	David Nelson	James Bergstrom
ogier.com	Michael Snape	Marcus Leese

Lion Group Holding Ltd.
28 March 2023

(iv)	warrants to purchase Ordinary Shares, Preferred Shares, ADSs or any combination thereof (the Warrants) issuable pursuant to the terms of a warrant agreement to be entered into between the Company and a warrant agent for such Warrants thereunder, if any (the Warrant Document);

(v)	rights to purchase Ordinary Shares, Preferred Shares, or ADSs (the Rights) to be issued under a rights agreement, purchase agreement or similar agreement to be entered into between the Company and one or more rights agent, if any (the Rights Document); and/or

(vi)	units comprising some or all of the Securities, in any combination, including Ordinary Shares, Preferred Shares, ADSs, Debt Securities, Warrants and Rights, or any combination of the foregoing Securities (the Units) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Document);

and

(II)	up to an aggregate of 41,085,715 ADS, representing 41,085,715 Class A Ordinary Shares (the Resale Shares), issuable upon exercise of Series D, E, F, and G ADS Warrants (ADS Warrants) held by ATW Opportunities Master Fund, L.P (the Selling Securityholder).

The Debt Documents, Warrant Documents, Rights Documents and Unit Documents are referred to herein collectively as Governing Documents.

The Debt Securities, the Warrants, the ADS Warrants, the Rights and the Units are collectively referred to herein as Non-Equity Securities.

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein pursuant to Rule 462(b) under the Securities Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issue of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies or drafts of the following documents (the Documents):

(a)	the Certificate of Incorporation of the Company dated 11 February 2020 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

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28 March 2023

(b)	the third amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 13 January 2023 (respectively, the Memorandum and the Articles);

(c)	a certificate of good standing dated 20 January 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a copy of the register of directors of the Company;

(e)	the Registration Statement; and

(f)	a certificate dated the same date as this opinion as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of the directors of the Company passed on or around the date of this Opinion (the Board Resolutions).

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar.

Shares

(b)	With respect to the Ordinary Shares and Preferred Shares (together, Shares), when:

(i)	(A) the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Shares, the terms of the offering of the Shares and any other related matters; or (B) if any Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other Security, the Board has taken all necessary corporate action to approve the issuance and allotment of such Shares and the instrument governing such Security providing for such conversion, exchange, redemption, repurchase or exercise for Shares);

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28 March 2023

(ii)	(A) the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, or (B) if Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other Security, the terms of such Security, the Memorandum and Articles and the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Shares) has been received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Shares, in each case in accordance with the Memorandum and Articles,

the Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Debt Securities

(c)	With respect to the Debt Securities to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Debt Document relating to the Debt Securities shall have been duly authorized and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder; and

(iii)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Debt Document relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the relevant Debt Document, the Registration Statement and any relevant prospectus supplement, the Debt Securities will be duly issued and delivered.

Warrants

(d)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

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28 March 2023

(ii)	a Warrant Document relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(iii)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Document relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized and validly issued.

Rights

(e)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Rights Document relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(iii)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Document, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued.

Units

(f)	With respect to the Units to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

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28 March 2023

(ii)	a Unit Document relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(iii)	in respect of any Debt Securities which are components of the Units, the Debt Securities shall have been duly authorised and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(iv)	in respect of any Warrants which are components of the Units, a Warrant Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units; and

(v)	the certificates representing the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Document relating to the Units, (B) the applicable Debt Document relating to any Debt Securities which are components of the Units, (C) the applicable Warrant Document relating to any Warrants which are components of the Units, and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein, the Units will be duly authorised and validly issued.

Resale Shares

(g)	With respect to Resale Shares, when:

(i)	the Board has taken all necessary corporate actions to approve the ADS Warrants and the exercise thereof by the Selling Securityholder;

(ii)	the Board has taken all necessary corporate actions to approve the issuance and allotment of the Resale Shares, the terms of the offering of the Resale Shares and any other related matters;

(iii)	the terms of the ADS Warrants, the memorandum and articles of association of the Company then in effect and the instrument governing the ADS Warrants providing for such conversion, exchange, redemption, repurchase or exercise for Resale Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Resale Shares) received; and

(iv)	valid entry has been made in the register of members of the Company reflecting such issuance of Resale Shares, in each case in accordance with the Memorandum and Articles, the Resale Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Lion Group Holding Ltd.
28 March 2023

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Governing Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement or any of the Governing Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement, the Governing Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Governing Documents will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) of the Cayman Islands (the Companies Act), annual returns in respect of the Company must be filed with the Registrar in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion the phrase “non-assessable” means, with respect to the Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

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28 March 2023

4.5	We have not reviewed the Governing Documents and our opinions are qualified accordingly.

4.6	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of any document and enforce the remainder of such document or the transaction of which such provisions form a part, notwithstanding any express provisions in any document in this regard.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Lion Group Holding Ltd.
28 March 2023

Yours faithfully

Ogier

Lion Group Holding Ltd.
28 March 2023

SCHEDULE 1

Assumptions

1.	All original documents examined by us are authentic and complete.

2.	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3.	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4.	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5.	The Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect.

6.	All copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked- up to indicate changes to such documents, all such changes have been so indicated.

7.	The Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions.

8.	Neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

9.	The Company will issue the Securities in furtherance of its objects as set out in its Memorandum

10.	The Company will have sufficient authorised share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities. Without limiting the foregoing, the Company will have sufficient unissued Ordinary Shares in its authorised share capital to enable the Company to issue the Resale Shares upon exercise of the ADS Warrants.

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11.	The form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles nor any applicable law, regulation, order or decree in the Cayman Islands.

12.	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the Cayman Islands.

13.	All necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

14.	Upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

15.	Each of the parties other than the Company to any and all documents entered into in connection with the issuance of the Securities (including the Governing Documents) is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to such documents, or who sign or have signed such documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such documents, sign such documents and give such information. All such documents have been, or will be, authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised by the Board.

16.	The Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due.

17.	All relevant documents will be governed by and construed in accordance with such governing law as specified therein (the Relevant Law) and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the Relevant Law and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

18.	The choice of the Relevant Law as the governing law of a document has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

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19.	No monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised) of the Cayman Islands or the Terrorism Act (Revised) of the Cayman Islands respectively) and none of the parties to any relevant documents is acting or will act in relation to the transactions contemplated by the documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of Her Majesty in Council.

20.	The Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the Relevant Law and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

21.	The form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands.

22.	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the any documents nor the exercise by any party thereto of its rights or the performance of its obligations under them contravene those laws or public policies.

23.	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the any and all documents entered into in connection with the issuance of the Securities (including the Governing Documents) or the transactions contemplated thereby or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered document.

24.	The Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of all relevant documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

25.	There is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.